Exhibit 5.1
[LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]
January 25, 2006
Altus Pharmaceuticals Inc.
125 Sidney Street
Cambridge, MA 02139
Ladies and Gentlemen:
     We have acted as counsel to Altus Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a Registration Statement on Form S-1, as amended (Registration No. 333-129037) (the “Initial Registration Statement”), and (ii) a Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”). This opinion is being rendered to you in connection with the filing of the 462(b) Registration Statement, pursuant to which the Company is registering 1,150,000 shares (the “Shares”) of common stock, $.01 par value per share (the “Common Stock”). The Shares are to be sold by the Company pursuant to a purchase agreement (the “Purchase Agreement”) to be entered into between the Company and the several underwriters to be named therein for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and SG Cowen & Co., LLC are acting as representatives. The form of the Purchase Agreement has been filed as Exhibit 1.1 to the Initial Registration Statement.
     In connection with this opinion, we have examined the Company’s Certificate of Incorporation and Bylaws, each as amended to date; the form of Purchase Agreement; the minutes of all pertinent meetings of directors and stockholders of the Company relating to the Registration Statements, and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and other documents as we deemed relevant for the purposes of rendering the opinions in this letter; and the Registration Statements and the exhibits thereto filed with the Commission.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Purchase Agreement, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.
     Our opinion is limited to the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.